                                                                   EXHIBIT 10.23

                           LOAN AND SECURITY AGREEMENT
                                  [as Amended]

     THIS LOAN AND SECURITY AGREEMENT is entered into as of August 23, 2002, by and between IPG Photonics Corporation, a Delaware corporation ("Borrower"), and IP Fibre Devices (UK) Ltd., a United Kingdom limited liability company ("Lender").

                                    RECITALS

     Borrower has requested that Lender extend or continue credit to Borrower as described below, and Lender has agreed to provide such credit to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

                                    ARTICLE I
                                  CREDIT TERMS

     SECTION 1.1. LINE OF CREDIT.

     (a) Subject to the terms and conditions of this Agreement, Lender hereby agrees to make advances to Borrower ("Loans") from time to time up to but excluding March 31, 2006 (the "Commitment Period"), not to exceed at any time the aggregate principal amount of Four Million Six Hundred Dollars ($4,600,000.00) ("Line of Credit"), the proceeds of which shall be used for working capital and general corporate purposes. The Lender shall remain committed to provide Loans to Borrower under this Agreement during the Commitment Period subject to the conditions set forth below.

     (b) "Borrower may from time to time during the Commitment Period borrow, partially or wholly repay its outstanding Loans, and reborrow, subject to all of the limitations, terms and conditions contained herein; provided, however, that the total outstanding Loans under the Line of Credit shall not at any time exceed the maximum principal amount available under as set forth in Section 1.1(a). After the Commitment Period, the outstanding principal amount of the Loans together with accrued and unpaid interest shall amortize in twenty-four equal monthly installments, due no later than the first calendar day of each month starting December 31, 2006; provided, however, that the entire outstanding principal amount of Loans together with accrued interest shall become immediately due and payable earlier upon the consummation of an initial public offering of securities of the Borrower or a Change in Control (as defined in Section 6.1 below)."

     (c) The Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall govern absent demonstrable error of the amount of the Loans made by the Lender to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans.

     (d) All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to Lender at the Lender's office or agent for payment, and shall be made in dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. Any payment received by Lender later than 2:00 p.m. (New York City time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

     (e) Whenever any payment is due on a day other than a business day, such payment shall be made on the following business day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     SECTION 1.2. INTEREST/FEES.

     (a) Interest. The outstanding principal balance of the Loans shall bear interest at the rate of interest at a rate per annum equal to LIBOR in effect from time to time plus 2%. Each determination of an interest rate by Lender shall be conclusive and binding on the Borrower in the absence of manifest error. Prior to the end of the Commitment Period, interest only on each Loan shall be paid in arrears at the end of each three-month period. Interest shall also be paid on the date of any prepayment of Loans for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default (as defined below), interest shall be paid on demand of Lender. After the Commitment Period, interest together with principal shall be paid on a monthly basis, on a date to be agreed between Borrower and Lender.

     (b) LIBOR. The term "LIBOR" means the rate of interest per annum determined by Lender as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made and for a period of three months as quoted on the Telerate Page 3750 as of 11:00 a.m. (London time) on the day two business days before the commencement of such loan advancement. If Telerate Page 3750 is not available, such rate of interest shall be that quoted by an appropriate reference bank selected by Lender and having a maturity comparable to such interest period as would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two business days prior to the disbursement of the Loan proceeds.

     (c) Default Interest. Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum which is determined by adding 2% per annum to the applicable interest then in effect for such Loans.

     (d) Anything herein to the contrary notwithstanding, the obligations of Borrower to Lender hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by Lender would be contrary to the provisions of any law applicable to Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by Lender,


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and in such event the Borrower shall pay Lender interest at the highest rate permitted by applicable law.

     (e) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in Section 1.1(d).

     SECTION 1.3 SECURITY

     1.3.1 GRANT OF SECURITY INTEREST. The Borrower, to secure the Obligations (as defined below), hereby assigns, pledges and grants to the Lender a continuing first priority security interest in the collateral consisting of all of the Borrower's right, title and interest in and to the property and interests in property, whether now owned or existing or hereafter acquired or arising and regardless of where located and all products, proceeds, substitutions, additions, accessions and replacements thereof (all of the same being herein referred to as the "Collateral"):

          (a) all inventory, finished goods, raw materials, work in process, equipment, chattel, licenses and other goods listed on Schedule 1 hereto (collectively, "Inventory");

          (b) all rights now or hereafter accruing to the Borrower under contracts, agreements or other instruments to hold, use and enforce all rights thereunder related to the Inventory;

          (c) all books and records relating to any of the Inventory (including, without limitation, data, printouts, and other computer materials and records of the Borrower pertaining to any of the foregoing); and

          (d) all accessions and additions to, substitutions for and all replacements, products and proceeds of the foregoing, including, without limitation, proceeds of insurance policies insuring the Inventory; it being agreed that Borrower may substitute new Collateral with the consent of the Lender by amending and both signing Schedule 1.

     1.3.2 SECURITY FOR OBLIGATIONS. This Section 1.3 secures the full and prompt payment and performance of (i) all obligations of the Borrower to pay, as and when due and payable (by scheduled maturity or otherwise), all amounts from time to time owing by it in respect of this Agreement, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of the Borrower), fees or otherwise (collectively, the "Obligations").

     1.3.3 DEBTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain fully liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder, (ii) the exercise by the Lender of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under any such Collateral, and (iii) the Lender is not obligated or liable under any such Collateral by reason of this Agreement, nor is the Lender obligated to perform any obligations or duties of the Borrower thereunder or to take any action hereunder.


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                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

     SECTION 2.1. LEGAL STATUS. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Lender in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Lender in writing prior to the date hereof.

     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENTS. The audited consolidated financial statements of Borrower dated December 31, 2001 and the unaudited consolidated financial statements dated March 31, 2002, true copies of which have been delivered by Borrower to Lender prior to the date hereof, (a) are complete and correct and presents fairly the financial condition of Borrower,
(b) disclose all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with generally accepted accounting principles consistently applied, except for the absence of financial footnotes and subject to year-end adjustments on the unaudited March 31, 2002 financial statements. Since the date of the unaudited financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Lender or as otherwise permitted by Lender in writing.


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     SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending material assessments or adjustments of its income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. Except as otherwise permitted pursuant to
Section 5.2, there is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

     SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation; except as set forth on Schedule 2.

     SECTION 2.11. ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Lender in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

     SECTION 2.12. REPRESENTATIONS AND WARRANTIES: GENERAL. The Borrower hereby represents and warrants that (i) the principal place of business and chief executive office of the Borrower are located at the address of the Borrower identified in Section 7.2 hereof, (ii) the Borrower has good, indefeasible and merchantable title to the Collateral, and it owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for: (a) the security interests in favor of the Lender


                                       5

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created by this Agreement; or (b) other liens expressly permitted by Section 5.7
("Permitted Liens"); (iii) except such as may have been filed in favor of the Lender, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office; and (iv) this Agreement, together with actions heretofore taken or concurrently undertaken, creates a valid and first perfected priority lien (subject to Permitted Liens) in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary to create, evidence, perfect and preserve such security interest (save for the timely filing of continuation statements or other statements required by applicable law) have been, or are being concurrently undertaken with the execution hereof, duly taken.

                                   ARTICLE III
                                   CONDITIONS

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Lender to extend any credit contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all of the following conditions:

     (a) Approval of Lender Counsel. All legal matters incidental to the extension of credit by Lender shall be satisfactory to Lender's counsel.

     (b) Documentation. Lender shall have received, in form and substance satisfactory to Lender, each of the following, duly executed:

          (i)  This Agreement;

          (ii) Corporate Resolution: Borrowing;

          (iii) UCC Financing Statement; and

          (iv) Such other documents as Lender may require under any other Section of this Agreement.

     (c) Financial Condition. There shall have been no material adverse change, as determined by Lender, in the financial condition or business of Borrower, nor any material decline, as determined by Lender, in the market value of a substantial or material portion of the assets of Borrower.

     (d) Insurance. Borrower shall have delivered to Lender evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Lender, and where required by Lender, with loss payable endorsements in favor of Lender.

     SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Lender to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Lender's satisfaction of each of the following conditions:

     (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Lender pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.


                                       6

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     (b) Documentation. Lender shall have received all additional documents that may be required in connection with such extension of credit.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

     Borrower covenants that so long as Lender remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Lender otherwise consents in writing:

     SECTION 4.1. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Lender, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

     SECTION 4.2. FINANCIAL STATEMENTS. Provide to Lender all of the following, in form and detail satisfactory to Lender:

     (a) not later than 120 days after and as of the end of each fiscal year, an audited consolidated financial statement of Borrower, prepared by a certified public accountant acceptable to Lender, to include a balance sheet, income statement, statement of cash flows and footnotes;

     (b) not later than 45 days after and as of the end of each quarter, a consolidated financial statement of Borrower, prepared by Borrower, to include a balance sheet and income statement;

     (c) not later than 30 days after and as of the end of each calendar month, a consolidated financial statement of Borrower, prepared by Borrower, to include a balance sheet and income statement; and

     (d) from time to time such other information as Lender may reasonably request.

     SECTION 4.3. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

     SECTION 4.4. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Lender, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect.

     SECTION 4.5. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time


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make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.6. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.7. LITIGATION. Promptly give notice in writing to Lender of any litigation pending or threatened against Borrower in excess of $500,000.00.

     SECTION 4.8. NOTICE TO LENDER. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; or (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property.

     SECTION 4.9. COLLATERAL.

     (a) The Borrower hereby covenants and agrees with the Lender that (i) the Borrower shall preserve and maintain the lien created by this Agreement and will protect and defend its title to the Collateral so that the lien so granted shall be and remain a continuing first priority security interest (subject to Permitted Liens) in the Collateral, (ii) the Borrower will not create, assume or suffer to exist any other lien in the Collateral except Permitted Liens, (iii) the Borrower shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Lender may reasonably require, and (iv) the Borrower shall pay all taxes, assessments and other charges lawfully levied or assessed upon its properties or upon any of the Collateral when due. If, in the Lender's sole opinion any lien (other than Permitted Liens) may create an obligation having priority over the lien granted hereby, the Lender may pay such lien and the amount of such payment shall be charged to the Borrower and be secured by the lien granted hereby.

     (b) The Borrower shall comply with the following covenants regarding the Collateral, (i) to the extent that the Borrower shall retain possession of the Collateral, the Borrower shall keep the collateral at the places specified in
Section 2.12(i); provided, however, that the Borrower may establish any other location, on written notice delivered to the Secured Party not less than thirty
(30) days prior to establishing any such other location, if the Borrower has complied with Section 5 hereof, and (ii) the Borrower shall cause the Collateral to be maintained and preserved in good condition, repair and working order, excepting ordinary wear and tear. The Borrower shall, on demand therefor by the Lender, deliver to the Lender any


                                       8

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and all evidence of ownership of any of the Collateral (including, without limitation, certificates of title and applications for title).

     SECTION 4.10. FURTHER ASSURANCES.

     (a) The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Lender may request, in order to create, evidence, perfect or preserve any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral, including, without limitation, executing and filing financing or continuation statements, or amendments thereto, as the Lender may request, without the signature of the Borrower where permitted by law. The Borrower hereby agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement where permitted by law.

     (b) The Borrower will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request, all in reasonable detail, and will permit the Lender, and/or its designated agents, at any time during the Borrower's usual business hours, to inspect and/or conduct audits with respect to the Collateral.

                                    ARTICLE V
                               NEGATIVE COVENANTS

     Borrower further covenants that so long as Lender remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Lender's prior written consent:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

     SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Lender, (b) any other liabilities of Borrower existing as of, and disclosed to Lender prior to, the date hereof, (c) purchase money indebtedness up to $2,500,000 secured only by the assets purchased, (d) equipment leases up to $10,000,000 incurred after the date hereof and (e) other lines of credit up to $5,000,000 incurred after the date hereof; provided, however, that at the request of the Borrower, Lender shall enter into subordination agreements and/or intercreditor arrangements with the obligors of any indebtedness incurred pursuant to this clause (e) (such agreement and/or arrangement to be reasonably satisfactory to the Lender) subordinating any unsecured claim Lender may have against Borrower under this Agreement.

     SECTION 5.3. CHANGE, TRANSFER OF ASSETS. Make any substantial change in the nature of Borrower's business as conducted as of the date hereof; nor sell, lease, transfer or otherwise dispose of all or a


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substantial or material portion of Borrower's assets except in the ordinary course of its business.

     SECTION 5.4. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Lender and except in favor of Borrower's subsidiaries.

     SECTION 5.5. LOANS AND ADVANCES. Make any loans or advances to any person or entity, except any of the foregoing existing as of, and disclosed to Lender prior to, the date hereof, and except for loans to subsidiaries.

     SECTION 5.6. ACQUISITIONS AND MERGERS. Acquire (i) all or substantially all of the assets of, or (ii) any equity securities in, any other entity, or merge into or consolidate with any other entity, without the prior written consent of Lender if the aggregate consideration to be paid by Borrower (whether in cash, stock or otherwise) in connection with any such acquisition or merger (or series of related acquisitions and/or mergers) exceeds $35,000,000.00; provided, however, that (x) Borrower shall be the surviving entity in any merger or consolidation, (y) each entity whose assets or equity securities are acquired by Borrower, or which merges into or consolidates with Borrower, shall be engaged, at the time of the applicable transaction, in substantially the same business as Borrower, and (c) the consent of Lender, when required hereunder, shall not be unreasonably withheld or delayed.

     SECTION 5.7. PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest or lien (collectively, a "Lien") in or upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing (collectively, "Permitted Liens"):

     (a)  any Lien created under this Agreement;

     (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 4.6; provided, that no notice of lien has been filed or recorded with respect thereto;

     (c) suppliers', carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent for a period of more than thirty days or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

     (d)  Liens incurred in connection with the indebtedness permitted under
          Section 5.2 hereof;

     (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business


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          in connection with workers' compensation, unemployment insurance and other social security legislation;

     (f) Liens on the property securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

     (g) leases, subleases, easements, rights-of-way, encroachments and other survey defects, restrictions and other similar encumbrances incurred in the ordinary course of business which do not impose material financial obligations on the Borrower, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of Borrower's business;

     (h) purchase money security interests on assets acquired or held by Borrower securing indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided, that (i) any such Lien attaches to such equipment concurrently with or within 20 days after the acquisition thereof,
          (ii) such Lien attaches solely to the asset so acquired in such transaction, and (iii) the principal amount of the debt secured thereby does not exceed the cost of such asset;

     (i) Liens securing obligations in respect of capital leases on assets subject to such leases;

     (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

     (k) Liens assumed in connection with a business acquisition or merger; provided, that, such Lien was created prior to such acquisition or merger (and not in contemplation thereof) and if any such Lien is of a type not permitted under the other provisions of this Section 5.7, such Lien is satisfied and terminated within 30 days after such acquisition or merger; and

     (l) any Lien existing on property of Borrower or any Affiliate as of the date hereof and set forth on Schedule 2 hereto; provided, that no such Lien shall be amended to cover additional property and no such Lien shall be amended to cover additional indebtedness.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

     SECTION 6.1. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay (i) when due, any principal or (ii) within five (5) days after the date then due, interest, fees or other amounts, in each case payable under any of the Loan Documents.

     (b) Any financial statement or certificate furnished to Lender in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of thirty (30) days from its occurrence.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any of its subsidiaries has incurred any debt or other liability to any person or entity, including Lender, and, if the debt or liability is owed to a party other than Lender, the amount thereof exceeds $3,000,000.00.

     (e) The filing of a notice of judgment lien against Borrower; or the recording of any abstract of judgment against Borrower in any county in which Borrower has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any of its subsidiaries; or the entry of a judgment against Borrower or any of its subsidiaries, and with respect to any of the foregoing, the amount thereof exceeds $3,000,000.00 individually or in the aggregate.

     (f) Borrower shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, or Borrower shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition, and such proceedings shall continue for more than 60 days, or Borrower shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) There shall exist or occur any event or condition which Lender in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

     (h) The dissolution or liquidation of Borrower or any of its subsidiaries; or Borrower, or any of its subsidiaries or any of its stockholders or creditors, shall take action seeking to effect the dissolution or liquidation of Borrower or any of its subsidiaries.

     (i) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the voting stock of Borrower in a single or in a series of affiliated transaction, including but not limited to the issuance of new shares or the implementation of any anti-dilution adjustments ("Change in Control").

     SECTION 6.2. REMEDIES. (a) Upon the occurrence of any Event of Default: (i) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Lender's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower;
(ii) the obligation, if any, of Lender to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (iii) Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or Lender pursuant to applicable law. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

     (b) In addition to other rights and remedies provided for herein or otherwise available to it, the Lender may exercise all the rights and remedies of a Lender under applicable law and may also (i) in the name of the Lender, the Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, and the Lender may modify the terms of payment or of a release, all without incurring responsibility to, or discharging or otherwise affecting any liability to the Lender of, the Borrower, (ii) sell the Collateral in possession of the Lender or enter upon the premises, or wherever the Collateral is, and take possession thereof, and maintain such possession on the Borrower's premises, or demand and receive such possession from any person who has possession thereof, or remove the Collateral or any part thereof, to such other places as the Lender may desire, all without any obligation, (iii) require the Borrower to, at its expense, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties, (iv) without notice (except as specified below) and with or without taking the possession thereof, sell, lease, assign, grant options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least five days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Borrower agrees that the Lender shall have no obligation to preserve rights in the Collateral against prior parties or to marshal any Collateral for the benefit of any Person, and (v) apply, without notice, any cash or cash items constituting Collateral in the possession of the Lender to payment of any of the Obligations. The Borrower waives, to the extent permitted by applicable law, all rights of the Borrower to prior notice and hearing under any other applicable statute or constitution.

     (c) All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral will, after payment of any amounts payable to the Lender pursuant to Section 1.1 and 1.2 hereof, be applied against the Obligations in such order as the Lender shall elect, and any balance left thereafter returned to Borrower.

                                   ARTICLE VII
                                  MISCELLANEOUS

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:

     BORROWER:   IPG Photonics Corporation
                 50 Old Webster Road
                 Oxford, MA 01540
                 Attn: Chief Financial Officer

     LENDER:     IP Fibre Devices (UK) Ltd.
                 22 Buckingham Gate
                 London SW1E 6LB
                 United Kingdom
                 Attn: Managing Director

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. COSTS. Borrower shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees, expended or incurred by Lender in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents (up to $10,000), Lender's continued administration hereof and thereof, (b) the enforcement of Lender's rights and/or the collection of any amounts which become due under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower or any other person or entity.

     SECTION 7.4. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Lender's prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents.

     SECTION 7.5. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 7.6. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts without regard to its conflict of laws principles.

     SECTION 7.9. LENDER APPOINTED ATTORNEY-IN-FACT. The Borrower hereby irrevocably appoints the Lender the Borrower's attorney-in-fact, with full authority to take any action and to execute any instrument that the Lender may deem necessary to carry-out the provisions of Section 1.3 of this Agreement, including without limitation to execute and file any UCC financing statements the Lender deems necessary or appropriate.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


IPG PHOTONICS CORPORATION               IP FIBRE DEVICES (UK) LTD.


By: /s/ John H. Dalton                  By: /s/ Valentin P. Gapontsev
    ---------------------------------       ------------------------------------
    John H. Dalton                          Valentin P. Gaponstev
    President                               Managing Director

Location of Collateral:

IPG Photonics Corporation
50 Old Webster Road
Oxford, MA 01540

                                   SCHEDULE 1

                               LIST OF COLLATERAL

P40-000392                           SDL 63-00030 / 63-S9937 6360-A-962nm Diodes

1800      109418
1800      112065
1800      115607
3400   14549-004
3400      108757

     Total 12,200 @ 135.00 = $1,647,000.00

P40-000393                           SDL 63-00058 6350-A-962um Diodes on A-Block

1200      109345
1200      112646
1200      115555
1200      119172
1200      126732
1300      128609
1000   14550-005
850    12306-003
900    12306-004

     Total 10,050 @ 135.00 = $1,356,750.00

     Grand Total $3,003,750.00


                                        1